UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 24th day of January, 2002

SPECTRE INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-30573
(Commission File Number)

91-2041523231612
(IRS Employer Identification No.)

#6 - 260 E. Esplanade, North Vancouver, British Columbia CANADA V7L 1A3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 984-0400

Item 2. Acquisition of Assets

On September 4, 2001, the Registrant completed the acquisition of 54% of the issued and outstanding shares of Auto Photo Kiosk GmbH. ("APK"), a German corporation, pursuant to a partnership agreement (the "Agreement"), between the Registrant and the three other shareholders of APK (the "Shareholders), Joachim Zweifel, Gerhild Voigtlaender, both businesspersons resident in Germany, and Vending Concept GmbH, a private corporation located in Switzerland. Under the terms of the Agreement, the Registrant obtained its interest in APK in consideration for the payment of 27,000 Euros, or approximately $23,000.

The Registrant and the Shareholders incorporated APK for the purposes of providing for the purchase, sale, distribution and rental or operation of automated photo kiosks and related products in major public access areas, primarily in Germany.

The Registrant has also agreed to loan a total of up to 264,000 Euros to APK (the "Loan"), subject to pro-rata contributions by the APK Shareholders. The Loan is to bear interest at 1% per annum above prime at the European Central Bank, redeemable on six months notice no earlier than December 31, 2003. The Agreement and the Loan were ratified by the board of directors of the Registrant on January 24, 2002.

Item 6. Resignation of Registrants Directors

Effective immediately, Frederick Posse has resigned as the Secretary of the Registrant and has resigned from the Registrant's Board of Directors.

Item 7. Financial Statements and Exhibits

Financial Statements of Business Acquired

Audited consolidated financial statements for the year ended December 31, 2001 (incorporated by reference from our Annual Report on Form 10-KSB filed on April 16, 2002).

Pro Forma Financial Information


SPECTRE INDUSTRIES, INC.

CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

Effective September 4, 2001, Spectre Industries, Inc. (the Company) purchased 54% of the equity of AutoPhotoKiosk GmbH. (APK), a German corporation, by being one of the original incorporators of APK. Per the partnership agreement the Company's investment in APK consisted of $27,000 Euros or $23,922 US Dollars.

The Company has also agreed to loan a total of $264,000 Euros or approximately $233,904 US Dollars. The loan bears an interest rate of 1% per annum above the prime rate at the European Central Bank, redeemable on six months notice no earlier than December 31, 2003.
SPECTRE INDUSTRIES, INC.
CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Spectre*	APK	Combined			Pro Forma
	as of	as of	Historical	Pro Forma		Combined
	Dec. 31, 2001	Dec. 31, 2001	Spectre & APK	Adjustments		Spectre & APK
ASSETS

Current Assets:
Cash	$309,268	$28,068	$337,336	$ -		$337,336
Accounts receivable other	103,953	-	103,953	-		103,953
Accounts receivable other - Related party	4,506	20,320	24,826	-		24,826
Other receuvable	20,320	-	20,320	-		20,320
Fixed assets, net	575	98,932	99,507	-		99,507
Total Current Assets	438,622	147,320	585,942	-		585,942

Other Assets:
Goodwill	290,677	-	290,677			290,677
Investment - APK	23,922	-	23,922	(23,922)	(1)	-
Note receivable - APK	73,567	-	73,567	(73,567)	(2)	-
Deposits	-	12,684	12,684	-		12,684
Total Other Assets	388,166	12,684	400,850	(97,489)		303,361

TOTAL ASSETS	$826,788	$160,004	$986,792	$(97,489)		$889,303

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$3,356	$50,140	$53,496	$ -		$ 53,496
Accounts payable - related party	49,244	-	49,244	-		49,244
Accrued liabilities	8,438	8,625	17,063	-		17,063
Total Current Liabilities	61,038	58,765	119,803	-		119,803
Long-Term Liabilities:
Notes payable - Related Party	67,033	23,116	90,149	-		90,149
Notes Payable - Spectre Industries, Inc.	-	73,567	73,567	(73,567)	(2)	-
Total Long-Term Liabilities	67,033	96,683	163,716	(73,567)		90,149

Total Liabilities	128,071	155,448	283,519	(73,567)		209,952

Minority Interest:	-	-	-	2,095	(3)(4)(5)	2,095

Stockholders' Equity:
Common stock	20,655	44,300	64,955	(44,300)	(1)(3)	20,655
Additional paid-in capital	11,893,095	-	11,893,095	-		11,893,095
Currency adjustment	(1,108)	497	(611)	(228)	(5)	(839)
Retained deficit	(11,213,925)	(40,241)	(11,254,166)	18,511	(4)	(11,235,655)
Total Stockholders' Equity	698,717	4,556	703,273	(26,017)		677,256

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$826,788	$160,004	$986,792	$(97,489)		$889,303

____________________________
*	Reflects Spectre Industries, Inc.'s consolidated balances without APK
(1)	Reflects the elimination of Spectre Industries, Inc.'s investment in APK
(2)	Reflects the elimination of Spectre Industries, Inc.'s loan to APK
(3)	Reflects the minority interest in the equity of APK
(4)	Reflects the minority interest in APK's net loss for the year ended December 31, 2001
(5)	Reflects the minorty interest in the currency translation from APK

SPECTRE INDUSTRIES, INC.
CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Spectre Ind., Inc.*	APK			Pro Forma
	Year Ended	Year Ended	Combined	Pro Forma	Combined
	Dec. 31, 2001	Dec. 31, 2001	Spectre & APK	Adjustments	Spectre & APK

REVENUES	$ 1,079,500	$ 3,158	$ 1,082,658	$ -	$1,082,658
COST OF SALES	969,172	4,235	973,407	-	973,407
Gross Margin	110,328.00	(1,077)	109,251	-	109,251

EXPENSES
Depreciation	97,206	2,650	99,856	-	99,856
Consulting	216,948	-	216,948		216,948
General and administrative expenses	292,260	36,514	328,774	-	328,774
Total Expenses	606,414	39,164	645,578	-	645,578

Loss from Operations	(496,086)	(40,241)	(536,327)	-	(536,327)

OTHER INCOME (EXPENSE)
Other income	4,178	-	4,178	-	4,178
Interest expense	(7,177)	-	(7,177)	-	(7,177)
Interest income	19,877	-	19,877	-	19,877
Total Other Income (Expense)	16,878	-	16,878	-	16,878

LOSS BEFORE MINORITY INTEREST IN
LOSS OF CONSOLIDATED SUBSIDIARIES	(479,208)	(40,241)	(519,449)	-	(519,449)

Minority interest in loss of consolidated subsidiaries	-	-	-	18,511	18,511

NET LOSS	(479,208)	(40,241)	(519,449)	-	(500,938)

OTHER COMPREHENSIVE LOSS
Foreign currency translationadjustments	(413)	496	83	-	83
Total Other Comprehensive Loss	(413)	496	83	-	83

TOTAL OTHER COMPREHENSIVE LOSS	$ (479,621)	$ (39,745)	$ (519,366)	$ -	$(500,855)

Basic loss per share:

Basic loss per share	$ (0.02)	$ (0.91)	$ (0.03)		$ (0.02)

Weighted average shares outstanding	20,655,860	44,300	20,700,160		20,655,860

Exhibits

10.1 Partnership Agreement, effective date January 24, 2002 between Spectre Industries Inc., Joachim Zweifel, Gerhild Voigtlaender, and Vending Concept GmbH (incorporated by reference on our Form 8-K filed on February 12, 2002).

10.2 Loan Agreement, effective date January 24, 2002 between Spectre Industries Inc. and Auto Photo Kiosk GmbH. (incorporated by reference on our Form 8-K filed on February 12, 2002).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectre Industries Inc.

/s/ Ian S. Grant

Ian S. Grant, President & Chief Executive Officer

Date: April 22, 2002